EXHIBIT 10.2
EXECUTION COPY
AMENDMENT NO. 1 TO REIMBURSEMENT AGREEMENT
          This AMENDMENT NO. 1 dated May 20, 2008 (this “Amendment No. 1”), made by and among Time Warner Cable Inc., a Delaware corporation (the “Company”), and Time Warner Inc. (formerly named AOL Time Warner Inc., “TW”), amends and supplements the Reimbursement Agreement dated March 31, 2003 (the “Reimbursement Agreement”) by and among the Company, TW, Warner Communications Inc., a Delaware corporation (“WCI”), American Television and Communications Corporation, a Delaware corporation (“ATC”), and Time Warner Entertainment Company, L.P., a Delaware limited partnership (“TWE”). Capitalized terms used but not defined herein have the meanings assigned to them in the Reimbursement Agreement.
W I T N E S S E T H :
          WHEREAS, Section 6.3 of the Reimbursement Agreement provides that the terms of the Reimbursement Agreement can be amended by a written instrument signed by both the Company and TW and without the consent of any other person (other than material amendments to the Reimbursement Agreement, which also require the approval of a majority of the Independent Directors) and be binding on each of the Company and TW and all other parties to the Reimbursement Agreement; and
          WHEREAS, the Company and TW desire to amend certain provisions of the Reimbursement Agreement;
          WHEREAS, a majority of the Independent Directors has approved such amendments;
          NOW, THEREFORE, in consideration of the foregoing recitals and mutual agreements set forth below, the Company and TW agree as follows:
ARTICLE I
AMENDMENTS
          SECTION 1.1 Amendments to Section 1 of the Reimbursement Agreement.
          (a) The following definitions are added to the defined terms included in Section 1:
          “Company Capital Stock” means the Class A Common Stock, par value $0.01 per share, of the Company or any other class of capital stock of the Company (or any predecessor or successor class thereof).
          “Company Eligible Restricted Stock Holder” means any officer or other employee of the Company or a Company Subsidiary who has been issued a grant of restricted stock, RSUs or PSUs by TW (or a predecessor of TW) pursuant to a Plan. For purposes of the foregoing, a

Company Eligible Restricted Stock Holder shall also include any former officer or employee of the Company or a Company Subsidiary who: (i) has been issued restricted stock, RSUs or PSUs by TW (or a predecessor of TW) pursuant to a Plan and (ii) was last employed by the Company or a Company Subsidiary and not by TW or a TW Affiliate.
          “Company Restricted Stock Reimbursement Amount” has the meaning set forth in Section 2.2 of this Agreement.
          “Company Subsidiary” means any Person which is consolidated with the Company for financial reporting purposes.
          “Fair Market Value” of a share of Capital Stock or Company Capital Stock means, with respect to any given date, (i) if there should be a public market for such stock on such date, the average of the high and low prices of such stock on the New York Stock Exchange, or, if such stock is not listed or admitted on any national securities exchange, the average of the per share closing bid price and per share closing asked price on such date for such stock as quoted on the NASDAQ, or, if no sale of shares of such stock shall have been reported on the New York Stock Exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of shares of such stock have been so reported or quoted shall be used, and (ii) if there should not be a public market for such stock on such date, the Fair Market Value shall be the value established by TW or the Company, respectively, in good faith.
          “Plan” means an equity compensation plan.
          “PSUs” means performance stock units.
          “RSUs” means restricted stock units.
          “Separation Date” has the meaning assigned to such term in the Separation Agreement, dated May 20, 2008, among TW, the Company, TWE, TW NY Cable Holding Inc., WCI, Historic TW Inc. and ATC.
          “TW Affiliate” means any Person which is consolidated with TW for financial reporting purposes; provided, however, that for purposes of the Reimbursement Agreement the Company and the Company Subsidiaries shall not be deemed to be TW Affiliates.
          “TW Affiliate Eligible Option Holder” means any officer or other employee of TW or any TW Affiliate who has been issued stock options to purchase shares of Company Capital Stock pursuant to a Plan. For purposes of the foregoing, a TW Affiliate Eligible Option Holder shall also include any former officer or employee of TW or a TW Affiliate who: (i) has been issued stock options to purchase shares of Company Capital Stock by the Company pursuant to a Plan and (ii) was last employed by TW or a TW Affiliate and not by the Company or a Company Subsidiary.
          “TW Affiliate Eligible Restricted Stock Holder” means any officer or other employee of TW or any TW Affiliate who has been issued a grant of restricted stock, RSUs or

PSUs by the Company or a Company Subsidiary pursuant to a Plan. For purposes of the foregoing, a TW Affiliate Eligible Restricted Stock Holder shall also include any former officer or employee of TW or a TW Affiliate who: (i) has been issued restricted stock, RSUs or PSUs by the Company pursuant to a Plan and (ii) was last employed by TW or a TW Affiliate and not by the Company or a Company Subsidiary.
          “TW Option Reimbursement Amount” has the meaning set forth in Section 2.7 of this Agreement.
          “TW Restricted Stock Reimbursement Amount” has the meaning set forth in Section 2.8 of this Agreement.
          (b) The following definitions are deleted from the defined terms included in Section 1 of the Reimbursement Agreement: Closing Price, Subsidiary, TWE Eligible Option Holder, and TWE Option Reimbursement Amount.
          (c) The following definitions are amended to read as follows:
          “Company Eligible Option Holder” means any officer or other employee of the Company or a Company Subsidiary who has been issued stock options to purchase shares of Capital Stock pursuant to a Plan. For purposes of the foregoing, a Company Eligible Option Holder shall also include any former officer or employee of the Company or a Company Subsidiary who: (i) has been issued stock options to purchase shares of Capital Stock by TW (or a predecessor of TW) pursuant to a Plan and (ii) was last employed by the Company or a Company Subsidiary and not by TW or a TW Affiliate.
          “Initial Offering Date” shall mean March 1, 2007, the date that the Company Class A Stock was first listed and traded on the NYSE.
          “NASDAQ” means the National Association of Securities Dealers Automated Quotation System (or such market in which prices of Capital Stock or Company Capital Stock, as applicable, are regularly quoted).
          SECTION 1.2 Amendments to Section 2 of the Reimbursement Agreement.
          (a) The heading of Section 2 is hereby amended to read as follows: “TW Equity Award Reimbursement Obligations.”
          (b) Section 2.1 of the Reimbursement Agreement with heading “Company Eligible Option Holders” is hereby amended in its entirety to read as follows:
2.1 Company Eligible Option Holders. Upon the exercise by any Company Eligible Option Holder of any employee stock option to purchase shares of Capital Stock, the Company shall promptly (after notice of such exercise is provided by TW to the Company) pay to TW, for each share of Capital Stock so purchased, an amount (such amount, the “Company Option Reimbursement

Amount”) equal to the excess of (i) the Fair Market Value of a share of such Capital Stock as of the date of such exercise, over (ii) the exercise price paid by such Company Eligible Option Holder for such share of Capital Stock.
          (c) Section 2.2 of the Reimbursement Agreement with heading “TWE Eligible Option Holders” is deleted and is hereby replaced in its entirely to read as follows:
2.2 Company Eligible Restricted Stock Holders. Upon the vesting of any grant of restricted stock or RSUs or PSUs with respect to Capital Stock held by any Company Eligible Restricted Stock Holder, the Company shall promptly (after notice of such vesting is provided by TW to the Company), pay to TW, for each share of Capital Stock so vested, an amount (such amount, the “Company Restricted Stock Reimbursement Amount”) equal to the Fair Market Value of a share of such Capital Stock as of the date of vesting of such restricted shares, RSUs or PSUs.
          (d) Section 2.3 of the Reimbursement Agreement with heading “Assumption of AOLTW Obligations” is hereby deleted in its entirety.
          (e) Section 2.4 of the Reimbursement Agreement with heading “Consistent Tax Treatment” is hereby amended to read as follows:
2.4 TW Consistent Tax Treatment. TW agrees and acknowledges that the Company (or the applicable Company Subsidiary) shall be entitled to claim the benefit of any federal, state and local income tax deduction with respect to the Option Reimbursement Amount and the Restricted Stock Reimbursement Amount permitted to be deducted by the Company (or the applicable Company Subsidiary) in accordance with applicable law, and TW shall not take any position inconsistent therewith, unless required by a change in applicable law or a good faith resolution of a contest. In the event TW takes such an inconsistent position as permitted by the previous sentence, it shall pay to the Company (or the applicable Company Subsidiary) any tax benefit actually realized with respect to the Option Reimbursement Amount or the Restricted Stock Reimbursement Amount, as applicable (and any tax benefit actually realized as a result of such payment); provided, however, that subject to the foregoing, the determination of whether to claim any such benefit, whether by filing an original or amended tax return or otherwise, shall be made by TW in its discretion, which shall be exercised reasonably. For purposes of the foregoing, any such benefit shall be deemed “actually realized” by TW only if and to the extent that the Company and TW shall have agreed that TW’s liability for taxes is less than its liability for taxes would have been had it not taken into account any such tax benefit. The Company (or the applicable Company Subsidiary) shall be responsible for all payroll taxes, withholding and reporting with respect to income arising upon exercise, vesting or delivery, as applicable, for any Company Eligible Option Holder or Company Eligible Restricted Stock Holder, and TW shall provide to the Company any information necessary for the Company or the applicable Company

Subsidiary to meet such obligations on a timely basis. Upon exercise, vesting or delivery, as applicable, TW shall withhold such amounts as applicable for income or other taxes and such income or other taxes withheld shall be remitted by TW (or its equity compensation administrator) to the Company (or the applicable Company Subsidiary) within the time periods required by federal, state and local law and the Company (or the applicable Company Subsidiary) shall transmit such withholding to the appropriate taxing authorities.
          (f) TW and the Company acknowledge and agree that Section 2.5 of the Reimbursement Agreement with heading “Post-Contribution Option Grants” shall have no further force and effect.
          (g) Section 2.6 of the Reimbursement Agreement with heading “Post-IPO Option Grants” is hereby amended to read as follows:
2.6 Post-IPO Option Grants. In no event shall options to purchase Capital Stock, restricted stock, RSUs or PSUs be granted by TW to officers or employees of the Company or any Company Subsidiaries (other than individuals serving as officers of the Company or a Company Subsidiary but who are employed by TW or a TW Subsidiary in their principal employment relationship) after the Initial Offering Date.
          (h) Sections 2.7, 2.8, 2.9, 2.10 and 2.11 are hereby added to the Reimbursement Agreement and shall read as follows:
2.7 TW Affiliate Eligible Option Holders. Upon the exercise by any TW Affiliate Eligible Option Holder of any employee stock option to purchase shares of Company Capital Stock, TW shall promptly (after notice of such exercise is provided by the Company to TW), pay to the Company, for each share of Company Capital Stock so purchased, an amount (such amount, the “TW Option Reimbursement Amount”) equal to the excess of (i) the Fair Market Value of a share of such Company Capital Stock as of the date of such exercise, over (ii) the exercise price paid by such TW Affiliate Eligible Option Holder for such share of Company Capital Stock.
2.8 TW Affiliate Eligible Restricted Stock Holders. Upon the vesting of any grant of restricted stock or RSUs or PSUs with respect to Company Capital Stock held by any TW Affiliate Eligible Restricted Stock Holder, TW shall promptly (after notice of such vesting is provided by the Company to TW), pay to the Company, for each share of Company Capital Stock so vested, an amount (such amount, the “TW Restricted Stock Reimbursement Amount”) equal to the Fair Market Value of a share of such Company Capital Stock as of the date of vesting of such restricted shares, RSUs or PSUs.
2.9 Company Consistent Tax Treatment. The Company agrees and acknowledges that TW (or the applicable TW Affiliate) shall be entitled to claim the benefit of any federal, state and local income tax deduction with respect to the TW Option Reimbursement Amount and the TW Restricted Stock Reimbursement Amount permitted to be deducted by TW (or the applicable TW Affiliate) in accordance with applicable law, and the Company shall not take any position inconsistent therewith, unless required by a change in applicable law or a good faith resolution of a contest. In the event the Company takes such an inconsistent position as permitted by the previous sentence, it shall pay to TW (or the applicable TW Affiliate) any tax benefit actually realized with respect to the TW Option Reimbursement Amount or the TW Restricted Stock Reimbursement Amount, as applicable (and any tax benefit actually realized as a result of such payment); provided, however, that subject to the foregoing, the determination of whether to claim any such benefit, whether by filing an original or amended tax return or otherwise, shall be made by the Company in its discretion, which shall be exercised reasonably. For purposes of the foregoing, any such benefit shall be deemed “actually realized” by the Company only if and to the extent that the Company and TW shall have agreed that the Company’s liability for taxes is less than its liability for taxes would have been had it not taken into account any such tax benefit. TW (or the applicable TW Affiliate) shall be responsible for all payroll taxes, withholding and reporting with respect to income arising upon exercise, vesting or delivery, as applicable, for any TW Affiliate Eligible Option Holder or TW Affiliate Eligible Restricted Stock Holder, and the Company shall provide to TW any information necessary for TW or the applicable TW Affiliate to meet such obligations on a timely basis. Upon exercise, vesting or delivery, as applicable, the Company shall withhold such amounts as applicable for income or other taxes and such income or other taxes withheld shall be remitted by the Company (or its equity compensation administrator) to TW (or the applicable TW Affiliate) within the time periods required by federal, state and local law and TW (or the applicable TW Affiliate) shall transmit such withholding to the appropriate taxing authorities.
2.10 Other Equity Awards. TW and the Company agree that in the event that at any time in the future when the Company is a consolidated subsidiary of TW, TW shall, pursuant to a Plan, issue to any officer or employee of TW or a TW Affiliate any type of equity award not expressly covered by this Reimbursement Agreement, or the Company shall, pursuant to a Plan, issue to any officer or employee of the Company or a Company Subsidiary any type of equity award not expressly covered by this Reimbursement Agreement, then TW and the Company shall discuss in good faith whether to amend the Reimbursement Agreement as may be appropriate to provide for reimbursement obligations with respect to such equity awards consistent with the terms hereof.
2.11 Continuation of TW Equity Award Reimbursement Obligations. The provisions of Section 2 of the Reimbursement Agreement, including Section 2.4 and 2.9, each addressing “Consistent Tax Treatment,” shall remain in full force and effect upon and subsequent to the Separation Date, and upon and subsequent to the Separation Date, the Company shall continue to be obligated hereunder with respect to any options, restricted stock, RSUs and PSUs held by Company Eligible Option Holders and Company Eligible Restricted Stock Holders, and TW shall continue to be obligated hereunder with respect to any options, restricted stock, RSUs and PSUs held by TW Affiliate Eligible Option Holders and TW Affiliate Eligible Restricted Stock Holders.
          SECTION 1.3 Amendments to Section 6 of the Reimbursement Agreement.
          (a) Section 6.1 with heading “Notices” is amended in its entirety to read as follows:
6.1 Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

(a)	if to the Company:

Time Warner Cable Inc.
One Time Warner Center
North Tower
New York, New York 10019
	Telecopy:	(704) 973-6201
	Attention:	Executive Vice President, General
Counsel and Secretary

(b)	if to TW:

Time Warner Inc.
One Time Warner Center
New York, New York 10019
	Telecopy:	(212) 258-3172
	Attention:	Executive Vice President and General
Counsel
or such other address or facsimile number as such party hereto may hereafter specify for such purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

ARTICLE II
MISCELLANEOUS
          SECTION 3.1. Governing Law. This Amendment No. 1 shall be construed, interpreted and enforced pursuant to the laws of the State of New York.
          SECTION 3.2. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
          SECTION 3.3. No Other Amendments; Entire Agreement. Except as so modified by this Amendment No. 1, the terms and conditions of the Reimbursement Agreement are hereby ratified and confirmed and shall remain in full force and effect. All references in the Reimbursement Agreement to “this Agreement” shall be read as references to the Reimbursement Agreement, as amended by this Amendment No. 1. This Amendment No. 1, together with the Reimbursement Agreement (together with all exhibits thereto), constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other agreements and understandings, both oral and written, among the parties with respect to such subject matter.
          SECTION 3.4. Effective Date. This Amendment No. 1 shall be effective as of April 1, 2007.
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          IN WITNESS WHEREOF, the Company and TW have executed this Amendment No. 1 as of the date first written above.

TIME WARNER INC.,
by	/s/ John K. Martin, Jr.
	Name:	John K. Martin, Jr.
	Title:	Executive Vice President & Chief Financial Officer

TIME WARNER CABLE INC.,
by	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	Senior Executive Vice President & Chief Financial Officer